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Exhibit 99.1

Certification Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        (A)  In connection with the Annual Report on Form 10-K of McLeodUSA Incorporated (the "Company") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris A. Davis, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, subject to item B below, to the best of my knowledge:

          (1)  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        (B)  The certifications set forth in item A above are being made within the context of, and subject to, the facts and circumstances set forth below in this item B.

        On January 31, 2002, McLeodUSA Incorporated ("McLeodUSA" or the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). McLeodUSA's Plan of Reorganization, as amended, was confirmed by the Bankruptcy Court on April 5, 2002 and became effective on April 16, 2002.

        In connection with its reorganization, McLeodUSA completed the sale of certain businesses, including Pubco and ICTC. In this Annual Report on Form 10-K, based on the requirements of SFAS 144, McLeodUSA is reflecting these businesses and other businesses that were sold as discontinued operations for the periods January 1, 2002 to April 16, 2002 and April 17, 2002 to December 31, 2002. In accordance with GAAP, McLeodUSA is required to present its financial statements for the years ended December 31, 2000 and 2001, reflecting these businesses as discontinued operations. McLeodUSA's former auditors, Arthur Andersen LLP ("Arthur Andersen"), audited McLeodUSA's financial statements and issued an audit opinion for the years ended December 31, 2000 and 2001. On April 24, 2002, McLeodUSA engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as its independent accountants for fiscal year 2002. In order for McLeodUSA to comply with GAAP requirements related to the financial presentation for discontinued operations in accordance with Regulation S-X, McLeodUSA would be required to obtain a new audit opinion with respect to the years ending December 31, 2000 and 2001. Since Arthur Andersen is no longer able to perform audits of publicly traded companies, Deloitte & Touche has informed McLeodUSA, consistent with Interpretations of SAS No. 58 (AU Section 508), that Deloitte & Touche would be required to re-audit McLeodUSA's financial statements for the years ending December 31, 2000 and 2001 to provide McLeodUSA with an audit opinion on such financial statements.

        In light of McLeodUSA's reorganization, sale of businesses, and implementation of fresh-start accounting on April 16, 2002, McLeodUSA has determined that the expense and effort associated with a re-audit is not in the best interest of McLeodUSA or its stockholders. As an alternative to a re-audit McLeodUSA has included in this Annual Report on Form 10-K supplemental unaudited financial schedules which reflect the impact of the discontinued operations for the years ended December 31, 2001 and December 31, 2000. Therefore, McLeodUSA has not presented audited financial statements in this Annual Report on Form 10-K reflecting the impact of SFAS 144 for the years ended December 31, 2001 and 2000 in accordance with Regulation S-X. McLeodUSA has reviewed this alternative, including McLeodUSA's inclusion of the above-referenced supplemental unaudited financial schedules, with the SEC.

        In order for the Company to sell securities with a registration statement declared effective by the SEC, such registration statement must contain three years of audited financials. Should the Company elect to conduct a re-audit of 2001, or 2000 and 2001, in order to utilize such effective registration statements, the Company does not know if Deloitte & Touche would have any differences in opinion with the prior audit(s) conducted by Arthur Andersen. At this time the Company is aware of no material differences of opinion.

Date: March 31, 2003	/s/ CHRIS A. DAVIS Chris A. Davis Chief Executive Officer

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  Exhibit 99.1
CERTIFICATION – CEO